EXHIBIT 10.3.2
PAR PHARMACEUTICAL COMPANIES, INC.

TERMS OF STOCK OPTION

This document sets forth the terms of an Option (as defined below) granted by PAR PHARMACEUTICAL COMPANIES, INC. (the “Company”) pursuant to a Certificate of Stock Option (the “Certificate”) displayed at the website of Smith Barney Benefits Access®. The Certificate, which specifies the director of the Company (who is not an employee of the Company or any Subsidiary, the “Eligible Director”) to whom the Stock Option has been granted, other specific details of the grant, and the electronic acceptance of the Certificate at the website of Smith Barney, are incorporated herein by reference.

WHEREAS, the Board of Directors of the Company (the “Board”) has authorized and approved the Par Pharmaceutical Companies, Inc. 1997 Directors’ Stock and Deferred Fee Plan (the “Plan”), which has been approved by the stockholders of the Company; and

WHEREAS, the Plan, in part, provides for the annual grant of an option (the “Option”) under the Plan to the Eligible Director to purchase Five Thousand (5,000) shares of the Company's Common Stock, par value $.01 per share (the "Common Stock");

WHEREAS, pursuant to the Plan, the award to the Eligible Director of the Option is subject to the terms and conditions specified on the Certificate and as set forth in the Plan and in these Terms; and

WHEREAS, capitalized terms not otherwise defined herein shall have the meanings assigned to them under the Plan.

NOW, THEREFORE, in consideration of the mutual covenants contained herein, the parties hereto agree as follows:

1. Incorporation of the Plan. The Option is granted pursuant to the provisions of the Plan and the terms and definitions of the Plan are incorporated by reference in these Terms.

2. Grant of Option. (a) Subject to the terms and conditions of the Plan, the Company hereby grants on the date of grant (the “Date of Grant”) to the Eligible Director the right and option (the "Option") to purchase all or any part of an aggregate number of shares of the Common Stock of the Company (the "Option Shares"), as specified on the Certificate and on the terms and conditions set forth herein and therein.

(b) This Option shall not be deemed an “Incentive Stock Option” under the Internal Revenue Code (“Code”). Accordingly, the Eligible Director acknowledges that, under existing laws and regulations, exercise of this Option would be a taxable event under the Code. The Eligible Director will be subject to a withholding tax on the difference between the purchase price of the Option Shares and their market value on the date of the taxable event. Any such tax shall be paid to the Company by the Eligible Director within two days of receipt of a notice from the Company specifying the amount thereof.

3. Purchase Price. The price per share to be paid by the Eligible Director for the Option Shares shall be the grant price specified on the Certificate.

4. Exercise Terms.

(a) The Option shall be exercisable in full commencing on the first anniversary of the Date of Grant (the “Exercise Date”), provided that the Eligible Director has not been removed “for cause”, as a member of the Board on or prior to the first anniversary of the Date of Grant, and shall expire and not be exercisable after 5:00 P.M. on the tenth anniversary of the Date of Grant (the “Exercise Period”). An Option shall remain exercisable after the Exercise Date at all times during the Exercise Period, regardless of whether the Eligible Director thereafter continues to serve as a member of the Board.

(b) The Option may be exercised at any time or from time to time during the term of the Option as to any or all full shares which have become exercisable in accordance with this Section, but not as to less than 100 shares of Common Stock unless the remaining shares of Common Stock that are so exercisable are less than 100 shares of Common Stock. The Option price is to be paid in full upon the exercise of the Option. The holder of an Option shall not have any of the rights of a stockholder with respect to the shares of Common Stock subject to the Option until such shares of Common Stock have been issued or transferred to him upon the exercise of his Option.

(c) The Option may be exercised with respect to a specified number of shares of Common Stock by written notice of exercise to the Company stating that (i) the option price for the shares and any withholding tax due thereon will be paid to the Company directly by a broker-dealer designated by the Eligible Director and irrevocable instructions to such effect have been furnished by the Eligible Director to such broker-dealer, and (ii) an advice from the broker-dealer confirming payment to the Company will be promptly delivered to the Company. The exercise of such Option shall be irrevocable at the time of notice to the Company; provided, however, that the Company shall not be required to deliver certificates for shares of Common Stock with respect to the exercise of the Option until the Company has confirmed the receipt of good and sufficient funds in payment of the purchase price hereof.

(d) Upon a Sale (as defined below), the Board may elect either (i) to continue the Option without any payment or (ii) to cause to be paid to the Eligible Director upon consummation of the Sale, a payment equal to the excess, if any, of the sale consideration receivable by the holders of shares of Common Stock in such a Sale (the “Sale Consideration”) over the purchase price for this Option for each share of Common Stock the Eligible Director shall then be entitled to acquire under these Terms. If the Board elects to continue the Option, then the Company shall cause effective provisions to be made so that the Eligible Director shall have the right, by exercising the Option prior to the end of the Exercise Period, to purchase the kind and amount of shares of stock and other securities and property receivable upon such a Sale by a holder of the number of shares of Common Stock which might have been purchased upon exercise of the Option immediately prior to the Sale. The value of the Sale Consideration receivable by the holder of a share of Common Stock, if it shall be other than cash, shall be determined, in good faith, by the Board. Upon payment to the Optionee of the Sale Consideration, the Eligible Director shall have no further rights in connection with the Option, the Option shall be terminated and surrendered for cancellation and the Option shall be null and void.

(e) “Sale” shall mean any single transaction or series of related transactions, upon the consummation of the following events: (i) a definitive agreement for the merger or other business combination of the Company with or into another corporation pursuant to which the shareholders of the Company do not own, immediately after the transaction, more than 50% of the voting power of the corporation that survives and is a publicly owned corporation and not a subsidiary of another corporation, or (b) a definitive agreement for the sale, exchange, or other disposition of all or substantially all of the assets of the Company (other than to any wholly-owned subsidiary of the Company); provided, that a Sale shall not be deemed to have occurred if there shall be an affirmative vote of a majority of the Board to suspend the provisions of Section 4.3 of the Plan with respect to any such event.

5. Option Non-Transferable. This Option may not be transferred by the Eligible Director otherwise than by will or the laws of descent and distribution, or by a Qualified Domestic Relations Order during the lifetime of the Eligible Director. This Option may be exercised only by him (or by his guardian or legal representative, should one be appointed) or by his spouse to whom the Option has been transferred pursuant to a Qualified Domestic Relations Order. The Option shall not be subject to execution, attachment or similar process, and any attempted assignment, transfer, pledge, hypothecation or other disposition of the Option contrary to the provisions hereof shall be null and void and without legal effect.

6. Notice of Exercise of Option. (a) The Option may be exercised by delivery of a written notice to the Company at its principal place of business, signed by the Eligible Director or by such other person as is authorized to affect such exercise. Any such notice shall (i) specify the number of shares of Common Stock which such person then elects to purchase hereunder and (ii) be accompanied by full payment of the total price applicable to such shares of Common Stock as provided herein. Payment of the purchase price shall be made in U.S. dollars, by delivery of securities of the Company, or by a combination of U.S. dollars and securities, as provided in Section 4(c) above. In addition, prior to the issuance of a certificate for shares of Common Stock pursuant to any Option exercise, the Eligible Director shall pay to the Company the full amount of any federal and state withholding or other taxes applicable to the taxable income of such Eligible Director resulting from such exercise.

(b) Upon receipt of any such notice and accompanying payment, and subject to the terms hereof, the Company agrees to cause to be issued one or more stock certificates for the aggregate number of shares of Common Stock specified in such notice registered in the name of the person exercising the Option. In the event the Option is being exercised by any person other than the Eligible Director, the notice shall be accompanied by appropriate proof of the right of such person to exercise the Option.

7. Anti-Dilution Provisions. (a) If, after the Date of Grant and prior to the complete exercise of the Option, the outstanding shares of the Common Stock of the Company are changed into or exchanged for a different number or kind of shares or other securities of the Company or of another corporation by reason of merger, consolidation, reorganization, recapitalization, reclassification, combination of shares, stock split, or stock dividend, the Board of Directors will, in accordance with the terms of the Plan, appropriately adjust the rights under this Option pertaining to any unexercised portion thereof.

(b) In the event the Company is dissolved or liquidated or involved in any merger or combination in which the Company is not a surviving corporation, the Option shall terminate, but the Eligible Director shall have the right, immediately prior to such dissolution, liquidation, merger or combination, to exercise this Option, in whole or in part, to the extent that it shall not have been exercised, without regard to the date on which the Option would otherwise become exercisable pursuant to Section 4 hereof.

8. Representations of the Company. The Company hereby represents and warrants to the Eligible Director that:

(a) the Company, by appropriate and all required action, is duly authorized to enter into these Terms and consummate all of the transactions contemplated hereunder; and

(b) the Option Shares to be issued upon the exercise of the Option, when issued and delivered by the Company to the Eligible Director in accordance with the terms and conditions hereof, will be duly and validly issued and fully paid and non-assessable.

9. Representations of the Eligible Director. The Eligible Director hereby represents and warrants to the Company that:

(a) the Company has made available to the Eligible Director a copy of all reports and documents required to be filed by the Company with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934 within the last twelve months and all reports issued by the Company to its shareholders during such period;

(b) the Eligible Director is acquiring the Option and will acquire the Option Shares for Eligible Director's own account and not with a view towards the distribution thereof;

(c) the Eligible Director must bear the economic risk of the investment in the Option Shares, which cannot be sold by him unless they are registered under the Securities Act of 1933, as amended (the "Act"), or an exemption therefrom is available thereunder;

(d) in Eligible Director's position with the Company, Optionee has had both the opportunity to ask questions of and receive answers from the officers and directors of the Company and all persons acting on its behalf concerning the terms and conditions of the offer made hereunder and to obtain any additional information to the extent the Company possesses or may possess such information or can acquire it without unreasonable effort or expense necessary to verify the accuracy of the information obtained pursuant to clause (a) above; and

(e) the Eligible Director is aware that the Company shall place stop-transfer orders with its transfer agent against the transfer of the Option Shares in the absence of registration under the Act or an exemption therefrom as provided herein.

10. Restriction on Transfer of Option Shares. Anything in these Terms to the contrary notwithstanding, the Eligible Director hereby agrees that he shall not sell, transfer by any means or otherwise dispose of the Option Shares acquired by him without registration under the Act, or in the event that they are not so registered, unless (a) an exemption from the Act is available thereunder, and (b) the Eligible Director has furnished the Company with notice of such proposed transfer and the Company's legal counsel, in its reasonable opinion, shall deem such proposed transfer to be so exempt.

11. Amendments to Plan; Conflicts. No amendment or modification of the Plan shall be construed as to terminate the Option under these Terms. In the event of a conflict between the provisions of the Plan and the provisions of these Terms, the provisions of the Plan shall in all respects be controlling.

12. Miscellaneous.

(a) Notices. All notices, requests, deliveries, payments, demands and other communications required or permitted to be given under these Terms shall be in writing and shall be either delivered personally or sent by registered or certified mail, or by private courier, return receipt requested, postage prepaid to the parties at their respective addresses set forth below, or to such other address as either shall have specified by notice in writing to the other. Notice shall be deemed duly given hereunder when so delivered or mailed as provided herein.

If to Company:	Par Pharmaceutical Companies, Inc.
300 Tice Boulevard Woodcliff Lake, NJ 07677 Attn: General Counsel

If to Director:	Address of Director on file with the Company

(b) Waiver. The waiver by any party hereto of a breach of any provision of these Terms shall not operate or be construed as a waiver of any other or subsequent breach.

(c) Entire Agreement. These Terms constitutes the entire agreement between the parties with respect to the subject matter hereof.

(d) Binding Effect; Successors. These Terms shall inure to the benefit of and be binding upon the parties hereto and, to the extent not prohibited herein, their respective heirs, successors, assigns and representatives. Nothing in these Terms, expressed or implied, is intended to confer on any person other than the parties hereto and as provided above, their respective heirs, successors, assigns and representatives, any rights, remedies, obligations or liabilities.

(e) Governing Law. These Terms shall be governed by and construed in accordance with the laws of the State of Delaware.

(f) Headings. The headings contained herein are for the sole purpose of convenience of reference, and shall not in any way limit or affect the meaning of or interpretation of any of the terms or provisions of these Terms.

IN WITNESS WHEREOF, the parties hereunto set their hands as of the date the Certificate is accepted on the website of Smith Barney.

PAR PHARMACEUTICAL COMPANIES, INC.

Thomas J. Haughey Executive Vice President and General Counsel

ELIGIBLE DIRECTOR

(Acceptance designated electronically at the website of Smith Barney)